UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 20, 2007

(Date of earliest event reported)

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Revolving Credit Agreement and Term Loan Agreement

On April 20, 2007, Lenox Group Inc. (“Lenox Group” or the “Company”) completed the refinancing of its revolving credit and term loan facilities by entering into amended and restated facilities totaling $275 million.

Lenox Group’s wholly owned subsidiaries, D 56, Inc., Lenox Retail, Inc. and Lenox, Incorporated, as borrowers (collectively, the “Borrowers”), have entered into an Amended and Restated Revolving Credit Agreement, dated as of April 20, 2007 (the “New Revolving Credit Agreement”), with UBS Securities LLC, as Arranger and Co-Syndication Agent, UBS AG, Stamford Branch, as Issuing Bank and Administrative Agent (the “Administrative Agent”), UBS Loan Finance LLC, as Swingline Lender, JPMorgan Chase Bank, N.A., as Collateral Agent, Co-Syndication Agent and Issuing Bank, and Wells Fargo Foothill, LLC, as Documentation Agent, and the other Lenders named therein, providing for a revolving credit facility of up to $175.0 million. The facility also provides for letters of credit and swingline loans. Revolving credit advances will bear interest at either a LIBOR rate plus an applicable margin (ranging from 1.75% to 2.25%) or an Alternate Base Rate plus an applicable margin (ranging from 0% to 0.50%). The New Revolving Credit Agreement has a final maturity date of April 20, 2012. The New Revolving Credit Agreement is attached as Exhibit 10.1.

The Borrowers have also entered into an Amended and Restated Term Loan Credit Agreement, also dated as of April 20, 2007 (the “New Term Loan Agreement” and with the New Revolving Credit Agreement, the “New Credit Agreements”), with UBS Securities LLC, as Sole Arranger and Syndication Agent, and UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent, and the other Lenders named therein, providing for term loans in the aggregate principal amount of up to $100.0 million. Term loans will bear interest at either a LIBOR rate plus 4.50% or an Alternate Base Rate plus 3.50%. The New Term Loan Agreement has a final maturity date of April 20, 2013. The New Term Loan Credit Agreement is attached as Exhibit 10.2.

The term loan and revolving credit facilities are available to (a) refinance existing indebtedness, (b) pay fees, commissions and expenses of the lenders, and (c) provide for ongoing working capital needs. The New Credit Agreements contain customary financial conditions and covenants, including restrictions on additional indebtedness, liens, investments, capital expenditures, and dividends. The New Revolving Credit Agreement requires maintenance of minimum levels of fixed charge coverage and the New Term Loan Agreement requires maintenance of minimum levels of fixed charge coverage and maximum levels of leverage, in each case at the end of each fiscal quarter.

The obligations of the Borrowers under the New Credit Agreements have been guaranteed by Lenox Group and the companies named as “Subsidiary Guarantors” therein. In addition, the credit facilities are secured by a first-priority lien on substantially all of the real and personal property of the Borrowers, Lenox Group and the Subsidiary Guarantors, pursuant to amended and restated security agreements executed in connection with each of the New Credit Agreements (the “New Security Agreements,” and together with the New Credit Agreements, the “New Financing Agreements”). Under the New Security Agreements, Lenox Group, the Borrowers and the Subsidiary Guarantors have also pledged all of the common stock of their domestic subsidiaries, direct and indirect, as collateral for the credit facilities. The New Security Agreements are attached hereto as Exhibits 10.3 and 10.4. (In addition, Lenox, Incorporated also entered into two Mortgage Amendments, amending mortgages granted in connection with the Existing Credit Agreements (as defined below).

As further described in Item 1.02 below, the New Revolving Credit Agreement and the New Term Loan Agreement amend and restate, and thereby replace, Lenox Group’s existing $275 million revolving credit agreement and term loan agreement.

This report contains only a summary of certain provisions of the New Financing Agreements. The summary in this Current Report on Form 8-K does not purport to be a complete summary of the New Financing Agreements and is qualified in its entirety by reference to the copies of the New Financing Agreements attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Relationships with Certain Lenders

Wells Fargo Foothill, LLC is an affiliate of Wells Fargo & Company. According to Amendment No. 1 to Schedule 13G, dated February 7, 2007, Wells Fargo & Company owned 1,058,109 shares of Lenox Group’s common stock, representing 7.6% of Lenox Group’s outstanding common stock as of March 27, 2007. In addition, Lenox Group utilizes the insurance brokerage services of Acordia, Inc., an affiliate of Wells Fargo & Company, and paid that entity fees of $150,000 in 2005 and $267,250 in 2006 for such services.

Item 1.02	Termination of a Material Definitive Agreement.

The New Revolving Credit Agreement and the New Term Loan Agreement amend and restate, respectively, the Revolving Credit Agreement dated as of September 1, 2005 among the Borrowers, the Administrative Agent, UBS Securities LLC, as Arranger and Co-Syndication Agent, UBS Loan Finance LLC, JPMorgan Chase Bank, N.A., as Collateral Agent and Co-Syndication Agent, Wells Fargo Foothill, LLC and Bank of America, N.A., as Co-Documentation Agents, and the other Lenders named therein (the “Existing Revolving Credit Agreement”), and the Term Loan Agreement dated as of September 1, 2005 among the Borrowers, the Administrative Agent, UBS Securities LLC as Arranger and Syndication Agent, Wells Fargo Foothill, LLC as Documentation Agent, and the other Lenders named therein (the “Existing Term Loan Agreement” and together with the Existing Revolving Credit Agreement, the “Existing Credit Agreements”). The New Credit Agreements extend the maturity dates of each of the credit facilities by two years, provide additional borrowing availability and change interest rates and financial covenants from those in the Existing Credit Agreements. The New Term Loan Agreement also modifies the amortization of the term loan, reducing the Borrowers’ debt service obligations in each of the next five years.

This report contains only a summary of certain provisions of the New Credit Agreements. The summary in this Current Report on Form 8-K does not purport to be a complete summary of the New Credit Agreements and is qualified in its entirety by reference to the copies of the New Credit Agreements attached hereto as Exhibits 10.1 and 10.2.

Relationships with Certain Former Lenders

In addition to the relationships described under Item 1.01 above, U.S. Bank National Association, one of the lenders under the Existing Revolving Credit Agreement, provides cash management services to Lenox Group, including lockbox processing, depository and disbursement services. In 2006, Lenox Group paid that entity $143,711 in fees for such services.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above, on April 20, 2007, Lenox Group completed the refinancing of its revolving credit and term loan facilities by entering into amended and restated facilities totaling $275 million. The New Credit Agreements contain customary provisions entitling the lenders to accelerate the indebtedness upon the occurrence of certain events of default, including Borrowers’ failure to make principal or interest payments when due, breach of any financial covenant or other negative covenant contained in the New Credit Agreements, failure to observe other covenants (subject to 30 day grace period), bankruptcy of Lenox Group or any of its subsidiaries, default under any other indebtedness of Lenox Group or any subsidiary in excess of $2.5 million, change in control, and certain adverse judgments or regulatory actions against Lenox Group or its subsidiaries. A default interest rate equal to 2.0% plus the otherwise applicable margin applies from and after the occurrence of any event of default.

Under the New Revolving Credit Agreement, interest is payable quarterly in arrears and the principal is payable in full on the maturity date. Under the New Term Loan Agreement, interest is payable quarterly in arrears and the principal is payable at a rate of $250,000 per quarter, plus an annual payment based on Borrowers’ excess cash flow (if any); a final payment of all outstanding principal and interest is due on the term loan maturity date. Both New Credit Agreements also require mandatory prepayments upon the occurrence of certain events, including asset sales, debt or equity issuance, and casualty events.

With respect to recourse, the New Credit Agreements provide that if Lenox Group is required to pay under its guaranty, it may be subrogated to the lenders’ rights against the Borrowers, but cannot recover any funds until all Borrowers’ obligations to the lenders under the New Credit Agreements have been satisfied.

The other material terms of the New Credit Agreements are described in Items 1.01 and 1.02 above and copies of the New Credit Agreements are attached hereto as Exhibits 10.1 and 10.2. This report contains only a summary of certain provisions of the New Credit Agreements. The summary in this Current Report on Form 8-K does not purport to be a complete summary of the New Credit Agreements and is qualified in its entirety by reference to the copies of the New Credit Agreements attached hereto as Exhibits 10.1 and 10.2.

Item 7.01	Regulation FD Disclosure.

On April 20, 2007, Lenox Group issued a press release announcing that it had completed the refinancing of its $275 million revolving credit and term loans and that it would host a conference call on April 24, 2007 to discuss the Company’s new business plan and the progress of its implementation. A copy of the press release is being furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1

Amended and Restated Revolving Credit Agreement dated as of April 20, 2007, among D 56, Inc., Lenox Retail, Inc. and Lenox, Incorporated, as Borrowers, Lenox Group Inc. and the other Guarantors party thereto, as Guarantors, the Lenders party thereto, UBS Securities LLC, as Arranger and Co-Syndication Agent, UBS AG, Stamford Branch, as Issuing Bank and Administrative Agent, UBS Loan Finance LLC, as Swingline Lender, JPMorgan Chase Bank, N.A., as Collateral Agent, Co-Syndication Agent and Issuing Bank, and Wells Fargo Foothill, LLC, as Documentation Agent.

10.2

Term Loan Credit Agreement dated as of April 20, 2007, among D 56, Inc., Lenox Retail, Inc. and Lenox, Incorporated, as Borrowers, Lenox Group Inc. and the other Guarantors party thereto, as Guarantors, the Lenders party thereto, with UBS Securities LLC as Sole Arranger and Syndication Agent, and UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent.

10.3

Security Agreement, relating to the Revolving Credit Agreement, by D 56, Inc., Lenox Retail, Inc. and Lenox, Incorporated, as Borrowers, Lenox Group Inc., and the other Guarantors party thereto, as Guarantors and UBS AG, Stamford Branch, as Administrative Agent, dated as of April 20, 2007.

10.4

Security Agreement, relating to the Term Loan Agreement, by D 56, Inc., Lenox Retail, Inc. and Lenox, Incorporated, as Borrowers, Lenox Group Inc., and the other Guarantors party thereto, as Guarantors and UBS AG, Stamford Branch, as Administrative Agent, dated as of April 20, 2007.

99.1	Press release, dated April 20, 2007. This release is being “furnished” and shall not be deemed “filed” pursuant to Instruction B.2 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

By:	/s/ Timothy J. Schugel
Timothy J. Schugel
Chief Financial Officer

Date: April 24, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1

Amended and Restated Revolving Credit Agreement dated as of April 20, 2007, among D 56, Inc., Lenox Retail, Inc. and Lenox, Incorporated, as Borrowers, Lenox Group Inc. and the other Guarantors party thereto, as Guarantors, the Lenders party thereto, UBS Securities LLC, as Arranger and Co-Syndication Agent, UBS AG, Stamford Branch, as Issuing Bank and Administrative Agent, UBS Loan Finance LLC, as Swingline Lender, JPMorgan Chase Bank, N.A., as Collateral Agent, Co-Syndication Agent and Issuing Bank, and Wells Fargo Foothill, LLC, as Documentation Agent.

10.2

Term Loan Credit Agreement dated as of April 20, 2007, among D 56, Inc., Lenox Retail, Inc. and Lenox, Incorporated, as Borrowers, Lenox Group Inc. and the other Guarantors party thereto, as Guarantors, the Lenders party thereto, with UBS Securities LLC as Sole Arranger and Syndication Agent, and UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent.

10.3

Security Agreement, relating to the Revolving Credit Agreement, by D 56, Inc., Lenox Retail, Inc. and Lenox, Incorporated, as Borrowers, Lenox Group Inc., and the other Guarantors party thereto, as Guarantors and UBS AG, Stamford Branch, as Administrative Agent, dated as of April 20, 2007.

10.4

Security Agreement, relating to the Term Loan Agreement, by D 56, Inc., Lenox Retail, Inc. and Lenox, Incorporated, as Borrowers, Lenox Group Inc., and the other Guarantors party thereto, as Guarantors and UBS AG, Stamford Branch, as Administrative Agent, dated as of April 20, 2007.

99.1	Press release, dated April 20, 2007. This release is being “furnished” and shall not be deemed “filed” pursuant to Instruction B.2 of Form 8-K.